MORSE, ZELNICK, ROSE & LANDER
                         A LIMITED LIABILITY PARTNERSHIP

                                 450 PARK AVENUE
                          NEW YORK, NEW YORK 10022-2605
                                  212 838 1177
                                FAX 212 838 9190

                                 April __, 1999

Milestone Scientific Inc.
220 South Orange Avenue
Livingston Corporate Park
Livingston, New Jersey 07039

            Re: Registration Statement on Form S-3

Dear Sirs:

      We have acted as counsel to Milestone Scientific Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the sale by certain selling stockholders of 950,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company.

      In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company's Board of Directors, the Registration Statement, and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.
Based upon the foregoing we are of the opinion that:

      Each share of Common Stock included in the Registration Statement has been duly authorized for issuance and is now, or when issued upon exercise and pursuant to the terms of the instruments which they underlie will be, legally issued, fully paid and non-assessable.

      Members of and counsel to Morse, Zelnick, Rose & Lander, LLP own, in the aggregate, the following securities: 169,083 shares of the Company's Common Stock; options or warrants to purchase 139,250 shares of the Company's Common Stock, all of which are currently exerciseable; and warrants to purchase 83,333 units, each unit consisting of one share of the Company's Common Stock and a warrant to purchase one share of the Company's Common Stock.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our Firm in the related prospectus under the heading "Legal Matters.". In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                     Very truly yours,


                                     /s/ Morse, Zelnick, Rose & Lander, LLP
                                     --------------------------------------

                                     Morse, Zelnick, Rose & Lander, LLP